Exhibit 99.1

TTM Technologies, Inc., Q2’23	Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

TTM Technologies, Inc. Reports Fiscal Second Quarter 2023 Results

Santa Ana, CA – August 2, 2023– TTM Technologies, Inc. (NASDAQ: TTMI), a leading global manufacturer of technology solutions including mission systems, radio frequency (“RF”) components and RF microwave/microelectronic assemblies, and printed circuit boards (“PCB”), today reported results for the second quarter fiscal 2023, which ended on July 3, 2023.

Second Quarter 2023 Highlights

•	Net sales were $546.5 million

•	GAAP net income of $6.8 million, or $0.07 per diluted share

•	Non-GAAP net income was $33.0 million, or $0.32 per diluted share

•	Completed refinancing of Term Loan B, US Asset Backed Revolving Credit Facility (“ABL”), and Asia ABL facility

•	Completed shutdown of Hong Kong manufacturing facility

Second Quarter 2023 GAAP Financial Results

Net sales for the second quarter of 2023 were $546.5 million, compared to $625.6 million in the second quarter of 2022.

GAAP operating income for the second quarter of 2023 was $21.4 million, compared to GAAP operating income of $37.2 million in the second quarter of 2022.

GAAP net income for the second quarter of 2023 was $6.8 million, or $0.07 per diluted share, compared to GAAP net income of $27.8 million, or $0.27 per diluted share in the second quarter of 2022.

Second Quarter 2023 Non-GAAP Financial Results

On a non-GAAP basis, net income for the second quarter of 2023 was $33.0 million, or $0.32 per diluted share. This compares to non-GAAP net income of $55.3 million, or $0.54 per diluted share, for the second quarter of 2022.

Adjusted EBITDA in the second quarter of 2023 was $74.7 million, or 13.7% of sales compared to adjusted EBITDA of $96.9 million, or 15.5% of sales for the second quarter of 2022.

“Revenues were within the guided range due to strength in our Aerospace and Defense and Data Center Computing end markets,” said Tom Edman, CEO of TTM. “Non-GAAP EPS was well above the guided range as a result of improved execution in our North America region. In addition, we successfully completed the refinancing of our Term Loan B, US ABL, and Asia ABL facilities, resulting in a conservative capital structure with no significant maturities before 2028 and a net leverage ratio of 1.5x,” concluded Mr. Edman.

Business Outlook

For the third quarter of 2023, TTM estimates that revenues will be in the range of $550 million to $590 million, and non-GAAP net income will be in the range of $0.25 to $0.31 per diluted share.

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect a comparable measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to a comparable measure calculated and presented in accordance with GAAP has not been provided because the Company is unable to provide such reconciliation without unreasonable effort. For the same reasons, TTM is unable to address the probable significance of the information.

Live Webcast/Conference Call

TTM Technologies, Inc., Q2’23	Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050

TTM will host a conference call and webcast to discuss second quarter 2023 results and the third quarter 2023 outlook on Wednesday, August 2nd, 2023, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time). The conference call will include forward-looking statements.

Access to the conference call is available by clicking on the registration link TTM Technologies, Inc. second quarter fiscal year 2023 conference call. Registering participants will receive dial in information and a unique PIN to join the call. Participants can register at any time up to the start of the conference call. The conference call also will be webcast on TTM’s website at TTM Technologies, Inc. second quarter fiscal year 2023 webcast.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at TTM Technologies, Inc. second quarter fiscal year 2023 webcast.

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology solutions including mission systems, RF components/RF microwave/microelectronic assemblies, quick-turn and technologically advanced PCBs. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

The preliminary financial results included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures, final adjustments, completion of the review by the company’s independent registered accounting firm, and other developments that may arise between now and the disclosure of the final results. This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the impact of COVID-19, general market and economic conditions, including interest rates, currency exchange rates, and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers, and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

To supplement our consolidated condensed financial statements presented on a GAAP basis, this release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP

TTM Technologies, Inc., Q2’23	Contact: Sameer Desai, Vice President, Corporate Development & Investor Relations Sameer.desai@ttmtech.com 714-327-3050 financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliations below to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Second Quarter		First Two Quarters
	2023	2022	2023	2022
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$546,509	$625,550	$1,090,946	$1,206,810
Cost of goods sold	448,002	508,477	906,316	998,814

Gross profit	98,507	117,073	184,630	207,996

Operating expenses:
Selling and marketing	18,180	17,557	39,482	35,829
General and administrative	37,840	48,350	72,913	81,120
Research and development	6,424	5,233	13,509	10,788
Amortization of definite-lived intangibles	3,852	8,275	25,816	16,549
Restructuring charges	10,803	456	14,970	640

Total operating expenses	77,099	79,871	166,690	144,926

Operating income	21,408	37,202	17,940	63,070
Interest expense	(11,843)	(10,711)	(24,650)	(22,072)
Loss on extinguishment of debt	(1,154)	—	(1,154)	—
(Loss) gain on sale of subsidiary	(69)	—	1,270	—
Other, net	5,068	7,638	6,266	9,608

Income (loss) before income taxes	13,410	34,129	(328)	50,606
Income tax (provision) benefit	(6,586)	(6,337)	1,338	(5,568)

Net income	$6,824	$27,792	$1,010	$45,038

Earnings per share:
Basic	$0.07	$0.27	$0.01	$0.44
Diluted	0.07	0.27	0.01	0.43

Weighted-average shares used in computing per share amounts:
Basic	102,759	101,270	102,570	101,941
Diluted	104,820	103,221	104,575	103,762

Reconciliation of the denominator used to calculate basic earnings per share and diluted earnings per share:
Weighted-average shares outstanding	102,759	101,270	102,570	101,941
Dilutive effect of warrants	—	—	—	3
Dilutive effect of performance-based stock units, restricted stock units & stock options	2,061	1,951	2,005	1,818

Diluted shares	104,820	103,221	104,575	103,762

SELECTED BALANCE SHEET DATA

	July 3, 2023	January 2, 2023
Cash and cash equivalents, including restricted cash	$398,716	$402,749
Accounts and notes receivable, net	386,903	473,225
Receivable from sale of SH E-MS property	6,595	69,240
Contract assets	312,529	335,788
Inventories	186,765	170,639
Total current assets	1,336,054	1,493,056
Property, plant and equipment, net	709,577	724,204
Operating lease right of use asset	14,041	18,862
Other non-current assets	1,088,819	1,087,482
Total assets	3,148,491	3,323,604

Short-term debt, including current portion of long-term debt	$3,500	$50,000
Accounts payable	306,298	361,788
Total current liabilities	602,384	761,325
Debt, net of discount	864,413	879,407
Total long-term liabilities	1,001,798	1,026,700
Total equity	1,544,309	1,535,579
Total liabilities and equity	3,148,491	3,323,604

SUPPLEMENTAL DATA

	Second Quarter		First Two Quarters
	2023	2022	2023	2022
Gross margin	18.0%	18.7%	16.9%	17.2%
Operating margin	3.9%	5.9%	1.6%	5.2%

End Market Breakdown:
	Second Quarter
	2023	2022
Aerospace and Defense	47%	30%
Automotive	17%	18%
Data Center Computing	12%	17%
Medical/Industrial/Instrumentation	16%	21%
Networking	8%	14%

Stock-based Compensation:
	Second Quarter
	2023	2022
Amount included in:
Cost of goods sold	$1,497	$1,172
Selling and marketing	698	620
General and administrative	2,677	2,396
Research and development	249	239

Total stock-based compensation expense	$5,121	$4,427

Operating Segment Data:
	Second Quarter
	2023	2022
Net sales:
PCB	$536,531	$609,429
RF&S Components	9,978	16,121

Total net sales	$546,509	$625,550

Operating segment income:
PCB	$58,479	$91,908
RF&S Components	3,202	6,678
Corporate & Other	(33,998)	(51,726)

Total operating segment income	27,683	46,860
Amortization of definite-lived intangibles	(6,275)	(9,658)

Total operating income	21,408	37,202
Total other expense	(7,998)	(3,073)

Income before income taxes	$13,410	$34,129

RECONCILIATIONS1

	Second Quarter		First Two Quarters
	2023	2022	2023	2022
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$98,507	$117,073	$184,630	$207,996
Add back item:
Amortization of definite-lived intangibles	2,423	1,383	8,231	2,767
Accelerated depreciation associated with plant closures	1,416	105	2,649	105
Stock-based compensation	1,497	1,172	3,159	2,448
Unrealized loss (gain) on commodity hedge	867	5,210	(1,261)	3,807
Purchase accounting related inventory markup	164	—	327	—

Non-GAAP gross profit	$104,874	$124,943	$197,735	$217,123

Non-GAAP gross margin	19.2%	20.0%	18.1%	18.0%

Non-GAAP operating income reconciliation[3]:
GAAP operating income	$21,408	$37,202	$17,940	$63,070
Add back items:
Amortization of definite-lived intangibles	6,275	9,658	34,047	19,316
Accelerated depreciation associated with plant closures	1,373	105	2,649	105
Stock-based compensation	5,121	4,427	10,361	8,661
Gain on sale of assets	(42)	—	(215)	—
Unrealized loss (gain) on commodity hedge	867	5,210	(1,261)	3,807
Purchase accounting related inventory markup	164	—	327	—
Restructuring, acquisition-related and other charges	10,924	11,012	15,592	12,150

Non-GAAP operating income	$46,090	$67,614	$79,440	$107,109

Non-GAAP operating margin	8.4%	10.8%	7.3%	8.9%

Non-GAAP net income and EPS reconciliation[4]:
GAAP net income	$6,824	$27,792	$1,010	$45,038
Add back items:
Amortization of definite-lived intangibles	6,275	9,658	34,047	19,316
Accelerated depreciation associated with plant closures	1,373	105	2,649	105
Stock-based compensation	5,121	4,427	10,361	8,661
Non-cash interest expense	497	537	1,224	1,069
Gain on sale of assets	(42)	—	(215)	(827)
Change in fair value of warrant liabilities	—	—	—	(99)
Loss on extinguishment of debt	1,154	—	1,154	—
Loss (gain) on sale of subsidiary	69	—	(1,270)	—
Unrealized loss (gain) on commodity hedge	867	5,210	(1,261)	3,807
Purchase accounting related inventory markup	164	—	327	—
Restructuring, acquisition-related and other charges	10,924	11,012	15,592	12,150
Income taxes[5]	(182)	(3,424)	(11,926)	(8,650)

Non-GAAP net income	$33,044	$55,317	$51,692	$80,570

Non-GAAP earnings per diluted share	$0.32	$0.54	$0.49	$0.78

Adjusted EBITDA reconciliation[6]:
GAAP net income	$6,824	$27,792	$1,010	$45,038
Add back items:
Income tax provision (benefit)	6,586	6,337	(1,338)	5,568
Interest expense	11,843	10,711	24,650	22,072
Amortization of definite-lived intangibles	6,275	9,658	34,047	19,316
Depreciation expense	24,937	21,789	50,190	43,289
Stock-based compensation	5,121	4,427	10,361	8,661
Gain on sale of assets	(42)	—	(215)	(827)
Change in fair value of warrant liabilities	—	—	—	(99)
Loss on extinguishment of debt	1,154	—	1,154	—
Loss (gain) on sale of subsidiary	69	—	(1,270)	—
Unrealized loss (gain) on commodity hedge	867	5,210	(1,261)	3,807
Purchase accounting related inventory markup	164	—	327	—
Restructuring, acquisition-related and other charges	10,924	11,012	15,592	12,150

Adjusted EBITDA	$74,722	$96,936	$133,247	$158,975

Adjusted EBITDA margin	13.7%	15.5%	12.2%	13.2%

Free cash flow reconciliation:
Operating cash flow	$25,884	$79,317	$80,962	$115,308
Capital expenditures, net	(49,417)	(26,394)	(80,124)	(49,814)

Free cash flow	$(23,533)	$52,923	$838	$65,494

[1]

This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP EPS, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[2]

Non-GAAP gross profit and gross margin measures exclude amortization of intangibles, accelerated depreciation associated with plant closures, stock-based compensation expense, unrealized loss (gain) on commodity hedge, and purchase accounting related inventory markup.

[3]

Non-GAAP operating income and operating margin measures exclude amortization of intangibles, accelerated depreciation associated with plant closures, stock-based compensation expense, gain on sale of assets, unrealized loss (gain) on commodity hedge, purchase accounting related inventory markup, restructuring, acquisition-related costs, and other charges.

[4]

This information provides non-GAAP net income and non-GAAP EPS, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, accelerated depreciation associated with plant closures, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, loss (gain) on sale of subsidiary, unrealized loss (gain) on commodity hedge, purchase accounting related inventory markup, restructuring, acquisition-related costs, and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[5]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.
[6]

Adjusted EBITDA is defined as earnings before income taxes, interest expense, amortization of intangibles, depreciation, stock-based compensation expense, gain on sale of assets, change in fair value of warrant liabilities, loss on extinguishment of debt, loss (gain) on sale of subsidiary, unrealized loss (gain) on commodity hedge, purchase accounting related inventory markup, restructuring, acquisition-related costs, and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.